Exhibit (h)(8)

Expense Limitation and Reimbursement Agreement

To:	Simplify Exchange Traded Funds

54 W 40th St.

New York NY 10018

Dear Board Members:

You have engaged Simplify Asset Management Inc. (“we” or “us”) to act as the investment adviser to the Simplify Tail Risk Strategy ETF (the “Fund”), pursuant to a Management Agreement between us and Simplify Exchange Traded Funds (the “Trust”) dated on or about September 9, 2021 (“Management Agreement”).

Effective upon the date of execution of this Agreement until October 31, 2022 (the “Limitation Period”), we agree to waive our management fees payable under the Management Agreement, or to pay or absorb the Fund’s expenses, in order to limit the amount of “Specified Expenses” (as described below) borne by the Fund during the Limitation Period to an amount not to exceed 0.50% per annum of the average daily net assets attributable to the Fund (the “Expense Cap”).

“Specified Expenses” is defined to include all ordinary operating expenses of the Fund, including management fees under the Management Agreement, provided that the following expenses of the Fund shall be excluded from the definition of Specified Expenses: interest expenses, taxes, brokerage expenses, Rule 12b-1 fees (if any), acquired fund fees and expenses, and expenses incidental to a meeting of the Fund’s shareholders.

Any waiver, payment or reimbursement by us pursuant to this Agreement is subject to repayment by the Fund within three years after the expenses waived, paid or reimbursed were incurred, even if the repayment occurs after the termination of the Limitation Period, provided that the Specified Expenses have fallen to a level below the lower of this Expense Cap, or the then-current expense limitation, and the reimbursement amount does not raise the level of Specified Expenses in the month the repayment is being made to a level that exceeds the lower of this Expense Cap, or the then-current expense limitation. The right to repayment shall survive termination or expiration of this Agreement or the Management Agreement, unless waived by us.

This Agreement shall become effective on the date first above written and shall remain in effect through the Limitation Period, unless sooner terminated as provided below. The Limitation Period may be extended by us for successive twelve-month periods, provided that such extension is approved by a majority of the Trustees of the Trust.

Additionally, this Agreement may not be terminated by us but may be terminated by the Trust’s Board of Trustees, on 60 days’ written notice to us. This Agreement will automatically terminate if the Management Agreement is terminated.

This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this

Agreement shall not be affected thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

Simplify Asset Management Inc.

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Chief Executive Officer
Date:	September 9, 2021

ACCEPTANCE: Simplify Exchange Traded Funds

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Trustee and President
Date:	September 9, 2021

Expense Limitation and Reimbursement Agreement

To:	Simplify Exchange Traded Funds

54 W 40th St.

New York NY 10018

Dear Board Members:

You have engaged Simplify Asset Management Inc. (“we” or “us”) to act as the investment adviser to the Simplify Risk Parity Treasury ETF (the “Fund”), pursuant to a Management Agreement between us and Simplify Exchange Traded Funds (the “Trust”) dated on or about September 9, 2021 (“Management Agreement”).

Effective upon the date of execution of this Agreement until October 31, 2022 (the “Limitation Period”), we agree to waive our management fees payable under the Management Agreement, or to pay or absorb the Fund’s expenses, in order to limit the amount of “Specified Expenses” (as described below) borne by the Fund during the Limitation Period to an amount not to exceed 0.15% per annum of the average daily net assets attributable to the Fund, respectively (the “Expense Cap”).

“Specified Expenses” is defined to include all ordinary operating expenses of the Fund, including management fees under the Management Agreement, provided that the following expenses of the Fund shall be excluded from the definition of Specified Expenses: interest expenses, taxes, brokerage expenses, Rule 12b-1 fees (if any), acquired fund fees and expenses, and expenses incidental to a meeting of the Fund’s shareholders.

Any waiver, payment or reimbursement by us pursuant to this Agreement is subject to repayment by the Fund within three years after the expenses waived, paid or reimbursed were incurred, even if the repayment occurs after the termination of the Limitation Period, provided that the Specified Expenses have fallen to a level below the lower of this Expense Cap, or the then-current expense limitation, and the reimbursement amount does not raise the level of Specified Expenses in the month the repayment is being made to a level that exceeds the lower of this Expense Cap, or the then-current expense limitation. The right to repayment shall survive termination or expiration of this Agreement or the Management Agreement, unless waived by us.

This Agreement shall become effective on the date first above written and shall remain in effect through the Limitation Period, unless sooner terminated as provided below. The Limitation Period may be extended by us for successive twelve-month periods, provided that such extension is approved by a majority of the Trustees of the Trust.

Additionally, this Agreement may not be terminated by us but may be terminated by the Trust’s Board of Trustees, on 60 days’ written notice to us. This Agreement will automatically terminate if the Management Agreement is terminated.

This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

Simplify Asset Management Inc.

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Chief Executive Officer
Date:	September 9, 2021

ACCEPTANCE: Simplify Exchange Traded Funds

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Trustee and President
Date:	September 9, 2021